Exhibit 99.1

Media Contact:

Dana M. Harris

Napster

310-281-5000

dana.harris@napster.com

Investor Contacts:
Alex Wellins or Jennifer Jarman

The Blueshirt Group, for Napster

(415) 217-7722

alex@blueshirtgroup.com; jennifer@blueshirtgroup.com

NAPSTER TO EXCEED FOURTH FISCAL QUARTER GUIDANCE; COMPANY SUBSTANTIALLY REDUCES CASH BURN

LOS ANGELES, Calif. — April 6, 2006 Napster (Nasdaq: NAPS) today announced that it expects to report top and bottom line results that are ahead of the Company’s prior guidance for the fourth fiscal quarter ended March 31, 2006. Napster will report financial results for the fourth quarter and fiscal 2006 on Wednesday, May 17, 2006, after the close of market.

Napster expects to report fiscal fourth quarter revenue in excess of $26 million, a substantially narrower net loss than originally projected, and a cash and short-term investments balance in excess of $103 million. Napster posted strong subscriber growth in the fiscal fourth quarter resulting in a total subscriber base (including university subscribers) in excess of 600,000 users worldwide. Based on the expected revenues for the quarter, Napster will post revenue growth of approximately 100% year-over year.

“Napster’s premium subscriber growth was extremely strong during our most recent quarter, resulting in revenue that exceeded our expectations. We significantly reduced our operating expenses, continuing to deliver on our commitment to substantially decrease our cash burn.” said Chris Gorog, Napster’s chairman and CEO. “The development of our new Napster.com web-based initiative is progressing very well. We believe this will be a unique music destination, unlike anything currently on the Web. It is being designed to attract and retain millions of fans and provide them with superb music-oriented content while in turn creating a highly targeted and attractive demographic for advertisers. We look forward to providing further financial and operational updates on our scheduled year-end conference call.”

Conference Call Information

Napster will host a conference call for analysts and investors at 2:00 p.m. PT (5:00 p.m. ET) on Wednesday, May 17, 2006. Participating on the call will be CEO Chris Gorog and CFO Nand Gangwani. To participate on the live call, analysts and investors should dial 800-218-8862 at least ten minutes prior to the call. To participate on the live call from outside the U.S., dial 303-262-2130. Napster will also host a live web cast of the conference call at the “Investor Relations” section of the company’s Web site (http://investor.napster.com). A telephonic replay will also be available for 48 hours following the call by dialing 800-405-2236 and entering passcode 11056555#.

About Napster

Napster is a subscription service that enables fans to freely sample the world’s largest and most diverse online collection of music and move an unlimited amount of songs to compatible portable audio players. Napster (www.napster.com) members have access to songs from the major labels and hundreds of independents and have more ways to discover, share and acquire new music and old favorites with community features like the ability to email tracks to friends and browse other members’ collections. Napster also offers Napster Light, a “lighter” version of the service for those who just want to purchase songs and albums a la carte. Napster is now available in the United States, Canada, Germany and the U.K. and is headquartered in Los Angeles with offices in New York, London, Frankfurt and Tokyo.

Safe Harbor Statement

Except for historical information, the matters discussed in this press release, in particular matters related to the Company’s expected revenue and subscriber growth, decreases in the Company’s operating expenses and cash burn and the launch and growth of a Web-based advertising-supported business are forward-looking statements that are subject to certain risks and uncertainties such as decreased demand for our products and services; intense competition; failure to develop new products and services; flaws inherent in our products or services; failure to maintain relationships with content providers; and general economic conditions; that could cause actual results to differ materially from those projected. Additional information on these and other factors are contained in Napster’s reports filed with the Securities and Exchange Commission (SEC), including the Company’s Quarterly Report on Form 10-Q as filed with the SEC on February 8, 2006, copies of which are available at the website maintained by the SEC at http://www.sec.gov. Napster assumes no obligation to update the forward-looking statements included in this press release.

Copyright © 2006 Napster, LLC. All rights reserved. Napster and Napster Light are either trademarks or registered trademarks of Napster, Inc. or its subsidiaries in the United States and/or other countries. All other trademarks are owned by their respective owners.